                                                                    Exhibit 99.1

                  Certification Pursuant to 18 U.S.C. ss. 1350
                   (Section 906 of Sarbanes-Oxley Act of 2002)

                    Burlington Northern Santa Fe Corporation

     In connection with the Quarterly Report of Burlington Northern Santa Fe Corporation (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Matthew K. Rose, Chairman, President and Chief Executive Officer of the Company, and Thomas N. Hund, Executive Vice President and Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 9, 2002




/s/ Matthew K. Rose                             /s/ Thomas N. Hund
Matthew K. Rose                                 Thomas N. Hund
Chairman, President and                         Executive Vice President and
 Chief Executive Officer                         Chief Financial Officer


                                      E-26